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                                                                    EXHIBIT 23.1



Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-96788, 33-96854, 33-96856, File No. 333-09361, 333-4420 and
333-52355) of Crown Vantage Inc. of our report dated January 29, 2000, with respect to the consolidated financial statements of Crown Vantage Inc. included on this Form 10-K for the years ended December 26, 1999, December 26, 1999 and December 27, 1998 and our report on the financial statement schedule, on page 44 of this Form 10-K.



                    ERNST & YOUNG LLP


San Francisco, California
March 24, 2000

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